Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Shift4 Payments, Inc. of our report dated June 5, 2024, relating to the consolidated financial statements of Global Blue Group Holding AG, which appears in the Shift4 Payments, Inc. Current Report on Form 8-K dated April 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

April 30, 2025